UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 20, 2007)

AMERICAN OIL & GAS INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K dated July 22, 2005, American Oil & Gas Inc. (the “Company”) sold, in a private placement to accredited investors, a total of 250,000 Units, with each Unit comprised of one share of the Company’s Series AA Convertible Preferred Stock and one warrant to purchase 2.7 shares of the Company’s common stock at an exercise price of $6.00 per share (collectively, the “Warrants”). On December 20, 2007, the Board of Directors of the Company extended the expiration date on the Warrants from December 31, 2007 to June 30, 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2007, the Board of Directors of the Company amended and restated the Bylaws of the Company (the “Bylaws”). Pursuant to Section 78.120(2) of the Nevada Revised Statutes and Section 10.1 of the Company’s Bylaws, the Bylaws may be amended from time to time by the affirmative vote of a majority of the Company’s Board of Directors. As further discussed below, the changes to the Bylaws were made to (i) change the annual shareholder meeting date, (ii) permit notices by electronic transmission to shareholders, and (iii) permit shares of stock of the Company to be uncertificated. Attached hereto, and incorporated herein by reference, as Exhibit 3.1 are the Amended and Restated Bylaws of the Company.

Annual Shareholder Meeting

The Bylaws have been amended to indicate that the annual meeting of the shareholders will be held on the 22nd day of May of each year, or at a date and time fixed by the Board of Directors of the Company. Previously the Bylaws stated that the annual meeting was to be held on the 15th day of February of each year, or at a date and time fixed by the Board of Directors of the Company. This change conforms the Bylaws to the historical timing of the Company’s annual shareholder meetings.

Notices by Electronic Transmission

The Securities and Exchange Commission (“SEC”) recently adopted rules to permit electronic distribution of proxy materials and other shareholder communications. The Bylaws have been amended so that any notice to shareholders given by a form of electronic transmission consented to by a shareholder is effective. The consent to receive electronic transmissions of notices is revocable by a shareholder by written notice to the Company. The consent is also generally revoked if the Company is unable to deliver two consecutive notices by electronic transmission and that inability is known to the secretary, assistant secretary, transfer agent or other agent of the Company responsible for giving the notices.

Uncertificated Shares

The SEC recently approved a proposal submitted by the American Stock Exchange (“AMEX”), the national market system on which the Company’s publicly-held securities are traded, to amend AMEX’s listing requirements and Corporation Guide to require AMEX-listed companies to make their securities eligible for a Direct Registration System, which allows an investor to electronically transfer its position between a transfer agent and the broker-dealer of its choice. The Bylaws have been amended to meet these new AMEX requirements. Under the Bylaws, shares of the Company’s stock may now be issued in uncertificated form, and except as expressly provided by law, there are no difference in the rights or obligations of shareholders based on whether or not their shares are represented by certificates.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of American Oil & Gas Inc. dated December 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	AMERICAN OIL & GAS INC.
	By:	/s/ Andrew P. Calerich

Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Bylaws of American Oil & Gas Inc. dated December 20, 2007

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